UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to § 240.14a-12

Chuy’s Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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June 8, 2016
Dear Chuy’s Stockholder:
You are cordially invited to attend the Annual Meeting of stockholders of Chuy’s Holdings Inc. The meeting will be held on Thursday, July 28, 2016, beginning at 9:00 a.m. at the Courtyard Marriott Austin Downtown/Convention Center located at 300 East 4th Street, Austin, Texas 78701.
Information about the meeting, nominees for the election of directors, the proposals to approve the material terms for qualified performance-based awards under our 2012 Omnibus Equity Plan and our Senior Management Incentive Plan and the proposal to ratify the appointment of our independent registered public accounting firm for 2016 is presented in the following notice of Annual Meeting and proxy statement. We hope that you will plan to attend the Annual Meeting.
It is important that your shares be represented. Whether or not you plan to attend the meeting, please vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope.
We look forward to seeing you at the meeting on July 28th.
Sincerely,
Michael R. Young
Co-Chairman
John A. Zapp
Co-Chairman

CHUY’S HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on July 28, 2016

The 2016 Annual Meeting of stockholders of Chuy’s Holdings, Inc. (the “Company”) will be held on July 28, 2016, beginning at 9:00 a.m. at the Courtyard Marriott Austin Downtown/Convention Center located at 300 East 4th Street, Austin, Texas 78701. The meeting will be held for the following purposes:

1.	to elect two directors to serve until the 2019 Annual Meeting of stockholders, each for a term of three years;

2.	to approve the material terms for qualified performance-based awards under the Chuy’s Holdings, Inc. 2012 Omnibus Equity Incentive Plan;

3.	to approve the material terms for qualified performance-based awards under the Chuy’s Holdings, Inc. Senior Management Incentive Plan;

4.	to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2016; and

5.	to transact such other business as may properly come before the meeting.
Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. We have also made available the Company’s 2015 Annual Report. Holders of record of the Company’s common stock as of the close of business on May 31, 2016 are entitled to notice of, and to vote at, the meeting.
Your vote is very important. Whether or not you plan to attend the meeting, please vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope.
If you plan to attend the meeting and will need special assistance or accommodation due to a disability, please describe your needs on the enclosed proxy card.
By Order of the Board of Directors,
Sharon Russell
Chief Administrative Officer
and Secretary
Austin, Texas
June 8, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2016.

The Company’s Notice of Annual Meeting, Proxy Statement and 2015 Annual Report to Stockholders are available on the internet at www.proxyvote.com.

-i-

Chuy’s Holdings, Inc.
1623 Toomey Road
Austin, Texas 78704

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the board of directors of Chuy’s Holdings, Inc. (the “Company”) for use at the Company’s 2016 Annual Meeting of stockholders or any postponement or adjournment thereof (the “Annual Meeting”). This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of Annual Meeting. A Notice of Internet Availability of Proxy Materials (the “Notice”) and this proxy statement and proxy card, are being mailed to stockholders on or about June 8, 2016.
Record holders of the Company’s common stock as of the close of business on May 31, 2016 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of May 31, 2016, there were 16,584,546 shares of common stock outstanding.
You cannot vote your shares unless you are present at the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three ways:

•	by internet: visit the website shown on your Notice or proxy card and follow the instructions; or

•	by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or

•	in writing: sign, date, and return a proxy card in the provided pre-addressed, postage-paid envelope.
You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

•	delivering a written notice revoking your proxy to the Company’s Secretary at the address above;

•	delivering a new proxy bearing a date after the date of the proxy being revoked; or

•	voting in person at the Annual Meeting.
Unless revoked as described above, all properly executed proxies, will be voted at the Annual Meeting in accordance with your directions on the proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

•	FOR the election of the two nominees to serve as directors until the 2019 Annual Meeting of stockholders;

•	FOR the approval of the material terms for qualified performance-based awards under the Chuy’s Holdings, Inc. 2012 Omnibus Equity Incentive Plan;

•	FOR the approval of the material terms for qualified performance-based awards under the Chuy’s Holdings, Inc. Senior Management Incentive Plan;

•	FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2016; and

•	at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2016, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.
Holders of a majority of the outstanding shares of the Company’s common stock must be present, either in person or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum and are considered present and entitled to vote.
The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 - Election of directors	Plurality (that is, the largest number) of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 2 - Approval of the material terms for qualified performance-based awards under the 2012 Omnibus Equity Incentive Plan	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions will have the effect of a vote cast against the matter and broker non-votes are not considered votes cast and will have no effect
No. 3 - Approval of the material terms for qualified performance-based awards under the Senior Management Incentive Plan	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions will have the effect of a vote cast against the matter and broker non-votes are not considered votes cast and will have no effect
No. 4 - Ratification of the appointment of RSM US LLP	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	Yes	Abstentions will have the effect of a vote cast against the matter
Attendance at the Annual Meeting will be limited to stockholders of record and beneficial owners who provide proof of beneficial ownership as of the record date (such as an account statement, a copy of the voting instruction card provided by a broker, bank, trustee, or nominee, or other similar evidence of ownership).
The Company pays the costs of soliciting proxies. We have engaged Georgeson, Inc. to serve as our proxy solicitor for the Annual Meeting at a base fee of $7,500 plus reimbursement of reasonable expenses. Georgeson will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors, and hedge funds to determine voting instructions, monitor voting, and deliver executed proxies to our voting tabulator. Our employees also may solicit proxies by telephone or in person. However, they will not receive additional compensation for soliciting proxies. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

PROPOSAL 1 –
ELECTION OF DIRECTORS
At the Annual Meeting, two directors will be elected to serve three-year terms expiring at our annual stockholders meeting in 2019. This section contains information relating to the two director nominees and the directors whose terms of office continue after the Annual Meeting. The director nominees were selected by the Nominating and Corporate Governance Committee and approved by the board of directors for submission to the stockholders. The nominees for election are Messrs. Mohseni and Zecher. Both currently serve as directors.
The board of directors recommends a vote “FOR” the election of each of the nominees.
Nominees to be elected for terms expiring at the Annual Meeting in 2019
Saed Mohseni, age 54, has served as a member of our board since September 2012. Saed has served as the President, Chief Executive Officer and board member of Bob Evans Farms, Inc. since January 2016. Saed has more than 30 years of management experience in the restaurant industry. Prior to joining Bob Evans, he served as President and Chief Executive Officer of Bravo Brio Restaurant Group, Inc., the parent company of BRAVO! Cucina Italiana, Bon Vie Bistro, and BRIO Tuscan Grille restaurant chains, from 2007 to 2015. He assumed the additional role of President in 2009 and led the company through the IPO process in 2010. Additionally, Saed served as a Director of Bravo Brio Restaurant Group, Inc. from 2006 to 2015. Prior to joining Bravo Brio, Saed worked at McCormick & Schmick for 21 years, where he held positions of increasing responsibility, including serving as a Director from 2004 to 2007 and as Chief Executive Officer from 2000 to 2007 and led the company through the IPO process in 2004. Saed attended Portland State University and Oregon State University. We have concluded that Saed should serve on our board based upon his experience as an executive and board member and his knowledge of the restaurant industry.
Ira Zecher, age 63, has served as a member of our board, since June 2011. Ira has been the managing member of ILZ, LLC, an accounting consulting firm, since 2010. He was also an adjunct professor at Rutgers University in the Graduate program from Fall semester 2010 through Fall semester 2013. From 1974 through December 2010, Ira was employed by Ernst & Young LLP, a registered public accounting firm, retiring as a partner. Previously, he was a senior transaction advisory services partner and Far East private equity leader for Ernst & Young LLP, where he advised clients on mergers and acquisitions across a broad range of industries. Prior to joining the transaction advisory services group, Ira provided accounting, audit and business-advisory services to both public and private clients for Ernst & Young LLP since 1974. Ira currently serves as a member of the board of directors of The Habit Restaurants, Inc. as Chairman of the audit committee and member of the compensation committee. He previously served as a director, audit committee chairman and compensation committee member of Norcraft Companies, Inc. He received his Bachelor’s degree from Queens College. He is also a certified public accountant, a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants. We have concluded that Ira should serve on our board based upon his extensive professional accounting and financial expertise, which allow him to provide key contributions to the Board on financial, accounting, corporate governance and strategic matters.
Current Directors whose terms expire at the Annual Meeting in 2017
Steve Hislop, age 56, has served as President, Chief Executive Officer and a member of our board of directors since July 2007. From July 2006 through June 2007, Steve was President and Chief Executive Officer of Sam Seltzer Steak House. Prior to that, Steve served as the Concept President and a member of the board of directors of O’Charley’s Restaurants for 18 years, where he helped grow the business from 12 restaurants to a multi-concept company with 347 restaurants. Steve currently serves on the board of directors of Not Your Average Joe's, Inc, which is a privately held company. We have concluded that Steve should serve on our board based upon his operational expertise, knowledge of the restaurant industry and leadership experience.
John Zapp, age 63, one of our founders, has served as a member of our board since November 2006 and became Co-Chairman of the Board in October 2013. John has also been a restaurant owner and operator since 1976. We have concluded that John should serve on our board based upon his experience as an investor and operator of restaurant businesses as well as his intimate knowledge of our operations and culture.
Current Directors whose terms expire at the Annual Meeting in 2018
Starlette Johnson, age 53, has served as a member of our board since September 2012. Since October 2015, Starlette has served as President and Chief Executive Officer of Twin Restaurant Holdings, the parent company of the Twin Peaks restaurant chain. Beginning in March 2016, Starlette has also served as a member of the board of directors and audit committee for Bojangles', Inc. Starlette previously had been an independent consultant for companies in the restaurant and hospitality industries from January 2015 to October 2015. Additionally, she served as President and Chief Operating Officer, as well as a Director, of Dave & Buster’s, Inc. from 2007 to 2010. Starlette joined Dave & Buster’s as Chief Strategic Officer in 2006. Prior to joining Dave & Buster’s, Starlette worked at Brinker International, where she held positions of increasing responsibility, including serving as the Executive Vice President and Chief Strategic Officer. Starlette previously served as a member of the Board of Directors for Tuesday Morning, Inc. from 2008 to 2013, during which time she served on the audit committee and the nominating/governance Committee. Starlette received a B.S. in Finance from Virginia Tech and an M.B.A. from Duke University. We have concluded that Starlette should serve on our board based upon her experience as an executive and board member and her knowledge of the restaurant industry.
Doug Schmick, age 68, has served as a member of our board since April 2013 and is a highly respected executive with 40 years of experience in the upscale casual dining segment as a co-founder of McCormick & Schmick's Seafood Restaurants in 1972. Mr. Schmick served on McCormick & Schmick's board of directors beginning in 2001 and was appointed Chairman in 2004. He also served as Chief Executive Officer of McCormick & Schmick's from 1974 through 1999, and again from 2007 through 2009. He currently serves on Cheesecake Factory's board of directors as a member of the audit committee and on Anthony's Coal Fired Pizza's board of directors which is a privately held company. We have concluded that Doug should serve on our board based upon his experience as an executive and board member and his knowledge of the restaurant industry.
Michael Young, age 67, one of our founders, has served as a member of our board since November 2006 and became Co-Chairman of the Board in October 2013. Michael has also been a restaurant owner and operator since 1974.We have concluded that Michael should serve on our board based upon his experience as an investor and operator of restaurant businesses as well as his intimate knowledge of our operations and culture.

PROPOSAL 2 -
APPROVAL OF THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED AWARDS UNDER THE CHUY’S HOLDINGS, INC. 2012 OMNIBUS EQUITY INCENTIVE PLAN
The Company is asking its stockholders to approve the material terms contained in the Chuy’s Holdings, Inc. 2012 Omnibus Equity Incentive Plan (the “2012 Plan”) as described below for awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”).
Our board of directors believes that it is in the best interests of the Company and its stockholders to provide for a stockholder-approved plan under which certain awards to executive officers can be deducted for federal income tax purposes. Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to the Company’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) may be limited to the extent that such compensation exceeds $1,000,000 in any fiscal year. However, compensation that satisfies the requirements for “performance-based compensation” as defined in Section 162(m) of the Code is not subject to this limit and, therefore, is generally deductible in full by the Company.
One of the requirements of “performance-based compensation” for purposes of Section 162(m) of the Code is that the material terms under which compensation may be paid be disclosed to, and approved by, our stockholders at the first meeting of the stockholders after the end of the third calendar year following the calendar year the company became publicly held through an initial public offering (“IPO”) and every five years thereafter. For these purposes, the material terms are the performance measures and grant limits under the 2012 Plan, as well as the identification of the individuals eligible to receive awards under the 2012 Plan.
Because it is the Company’s and Compensation Committee’s policy to maximize long-term stockholder value, tax deductibility is not the only consideration in awarding compensation under the 2012 Plan. Further, stockholder approval of the material terms of the 2012 Plan does not guarantee that all compensation awarded under the 2012 Plan will qualify as qualified performance-based compensation or otherwise be deductible. The Compensation Committee retains the flexibility and discretion to award compensation that may not be tax deductible. Moreover, even if we intend to grant compensation that qualifies as qualified performance-based compensation under the 2012 Plan, we cannot guarantee that such compensation will so qualify or will ultimately be deductible by us.
Stockholders are not being asked to approve any amendment to the 2012 Plan, but are only being asked to approve the material terms under the 2012 Plan.
The board of directors recommends a vote “FOR”
the Approval of the Chuy’s Holdings, Inc. 2012 Omnibus Equity Incentive Plan
for Purposes of Section 162(m) of the Internal Revenue Code.
Summary of the 2012 Plan
The following summary of the material provisions of the 2012 Plan is qualified in its entirety by the complete text of the 2012 Plan, a copy of which is attached as Appendix A to this proxy statement.
General
The purpose of the 2012 Plan is to provide additional incentives to selected management, employees, directors, independent contractors and consultants whose contributions are essential to the growth and success of the Company’s business, strengthen their commitment, motivate them to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company.

The 2012 Plan provides for the issuance of stock options, share appreciation rights (“SARs”), restricted shares, deferred shares (referred to herein as restricted stock units), performance shares, other share-based awards, or any combination of the foregoing.
Administration
The 2012 Plan is administered by the Compensation Committee (the “Plan Administrator”). The Plan Administrator may (1) select eligible recipients who shall be participants under the 2012 Plan, (2) determine whether and to what extent stock options, SARs, restricted shares, restricted stock units, performance shares, other share-based awards or a combination of any of the foregoing shall be granted, (3) determine the number of shares to be covered by each award, (4) determine the terms and conditions of any awards granted under the 2012 Plan; including but not limited to the exercise price, the fair market value of the common stock on the date of grant, the number of shares of common stock subject to awards, the term of the awards, the duration and purpose of leaves of absence that do not constitute termination and the vesting schedule applicable to awards, (5) determine the terms and conditions, which shall govern all written instruments evidencing stock options, SARs, restricted shares, restricted stock units, performance shares or other share-based awards or any combination of the foregoing, (6) determine the fair market value, (7) determine the duration and purpose of leaves of absence which may be granted to a participant without constituting termination of the participant’s employment or service for purposes of awards granted, (8) adopt, alter and repeal such administrative rules, guidelines and practices governing the 2012 Plan, and (9) construe and interpret the terms and provisions of the 2012 Plan and any award issued thereunder (and any award agreement relating thereto), and to otherwise supervise the administration of the 2012 Plan and to exercise all powers and authorities either specifically granted or necessary and advisable in the administration of the 2012 Plan.
Eligibility
The participants under the 2012 Plan shall be selected from time to time by the Plan Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients. An “Eligible Recipient” is an employee, director, independent contractor or consultant of the Company or any affiliate of the Company who has been selected as an eligible participant by the Plan Administrator; provided, however, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, an Eligible Recipient of an option or a SAR means an employee, director, independent contractor or consultant of the Company or any subsidiary of the Company who has been selected as an eligible participant by the Plan Administrator.
As of May 31, 2016, approximately 56 employees and six directors were eligible to participate in the 2012 Plan.
Common Stock Subject to the 2012 Plan
A total of 1,250,000 shares of common stock are reserved and available for issuance under the 2012 Plan. If the shares underlying any award are forfeited, cancelled, exchanged or surrendered or if a plan award otherwise terminates or expires without a distribution of shares, the shares will again become available under the 2012 Plan provided that shares surrendered or withheld as payment of either the exercise price of an award (including shares otherwise underlying an award of a SAR that are retained by us to account for the grant price of such SAR) and/or withholding taxes in respect of an award will no longer be available for grant under the 2012 Plan, and notwithstanding that a SAR is settled by the delivery of a net number of shares of the full number of shares underlying such SAR will not be available for subsequent awards under the 2012 Plan. In addition, awards are paid or settled in cash, the number of shares with respect to which such payment or settlement is made will again be available for grants of awards under the 2012 Plan and shares underlying awards that can only be settled in cash will not be counted against the aggregate number of shares available for awards under the 2012 Plan. The maximum aggregate awards that may be granted during any fiscal year to any individual will be 200,000 shares, and in the case of options to acquire shares, with a per share exercise price equal to the grant date fair market value of a share.
In the event of a merger, amalgamation, consolidation, recapitalization, reorganization, stock dividend, stock split or other change in corporate structure affecting the common stock, an equitable substitution or proportionate adjustment shall be made, as may be determined by the Plan Administrator, in (1) the aggregate number of shares of common stock reserved for issuance under the 2012 Plan and the maximum number of shares of common stock that may be subject to awards granted to any participant in any calendar year, (2) the kind, number and exercise price subject to outstanding stock options and stock appreciation rights granted under the 2012 Plan, and (3) the kind, number and purchase price of shares of common stock subject to outstanding awards of restricted shares, restricted stock units, performance shares or other share-based awards granted under the 2012 Plan. In addition, the Plan Administrator, in its discretion, may terminate all outstanding awards for the payment of cash or in-kind consideration. However, no adjustment or payment may cause any award under the 2012 Plan that is or becomes subject to Section 409A of the Code to fail to comply with the requirements of that section.
Forms of Awards Available Under the 2012 Plan
The forms of awards authorized under the plan are described below. Individual grants may have different terms and conditions, as determined by the Plan Administrator consistent with the provisions of the 2012 Plan.
Stock Options. All stock options granted under the 2012 Plan are intended to be non-qualified stock options and are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code. The option exercise price of all stock options granted under the 2012 Plan will be determined by the Plan Administrator, but in no event will the exercise price be less than 100% of the fair market value of the common stock on the date of grant. The term of all stock options granted under the 2012 Plan will be determined by the Plan Administrator, but may not exceed ten years from the date of grant. Each stock option will be exercisable at such time and subject to such terms and conditions as determined by the Plan Administrator in the applicable stock option agreement. Other than equitable adjustments made in connection to a change in capitalization, under no circumstances will an exercise price be reduced following the date of the grant of an option, nor will an option be cancelled in exchange for a replacement option with a lower exercise price without stockholder approval.
Unless the applicable stock option agreement provides otherwise, in the event of an optionee’s termination of employment or service for any reason other than for cause, disability or death, such optionee’s stock options (to the extent exercisable at the time of such termination) generally will remain exercisable until 30 days after such termination and then expire. Unless the applicable stock option agreement provides otherwise, in the event of an optionee’s termination of employment or service due to, disability or death, such optionee’s stock options (to the extent exercisable at the time of such termination) generally will remain exercisable until one year after such termination and will then expire. For certain employees, a demotion in position will result in a loss of unvested options. If termination was for any other reason other than for cause, stock options that were not exercisable on the date of termination will expire at the close of business on the date of such termination. In the event of an optionee’s termination of employment or service for cause, such optionee’s outstanding stock options will expire at the commencement of business on the date of such termination. The Plan Administrator may waive the vesting requirements based on such factors as the Plan Administrator deems appropriate.
Share Appreciation Rights. SARs may be granted under the 2012 Plan either alone or in conjunction with all or part of any stock option granted under the 2012 Plan. A free-standing SAR granted under the 2012 Plan entitles its holder to receive, at the time of exercise, the number of shares, or alternate form of payment determined by the Plan Administrator, equal in value to the excess of the fair market value (at the date of exercise) over a specified price fixed by the Plan Administrator (which shall be no less than fair market value at the date of grant). A SAR granted in conjunction with all or part of an option under the 2012 Plan entitles its holder to receive, upon surrendering of the related option, the number of shares, or alternate form of payment determined by the Plan Administrator, equal in value to the excess of the fair market value (at the date of exercise) over the exercise price of the related stock option. The term of all SARs granted under the 2012 Plan will be determined by the Plan Administrator, but may not exceed ten years from the date of grant. In the event of a participant’s termination of employment or service, free-standing SARs will be exercisable at such times and subject to such terms and conditions determined by the Plan Administrator, while SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to terms and conditions applicable to the related option. Other than equitable adjustments made in connection to a change in capitalization, under no circumstances will an exercise price be reduced following the date of the grant of a SAR, nor will a SAR be cancelled in exchange for a replacement SAR with a lower exercise price without stockholder approval.
Restricted Shares, Restricted Stock Units and Performance Shares. Restricted Shares, restricted stock units and performance shares may be granted under the 2012 Plan. The Plan Administrator will determine the number of shares to be awarded, the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of restricted shares, restricted stock units and performance shares. Participants with restricted shares and performance shares generally have all of the rights of a stockholder and restricted stock units generally do not have the rights of a stockholder. However, during the restricted period, restricted stock units may be paid dividends on the number of shares covered by the restricted stock units if the applicable award agreement so provides. If the performance goals and other restrictions are not satisfied, the restricted shares, restricted stock units and/or performance shares will be forfeited in accordance with the terms of the grant. Subject to the provisions of the 2012 Plan and applicable award agreement, the Plan Administrator has sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, based upon such factors including, but not limited to, the attainment of certain performance goals, a participant’s termination of employment or service or a participant’s death or disability.
Other Share Based Awards. The 2012 Plan also authorizes grants of other share-based awards, such as unrestricted shares, dividend equivalents or performance units. The Plan Administrator will determine the terms and conditions of such awards, consistent with the terms of the 2012 Plan, at the date of grant or thereafter, including any performance goals and performance periods.
Performance Goals
In the case of awards subject to performance goals, such goal will be based on one or more of the following criteria: (1) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (2) pre-tax income or after-tax income; (3) earnings per share (basic or diluted); (4) operating profit; (5) revenue, revenue growth or rate of revenue growth; (6) return on assets (gross or net), return on investment, return on capital, or return on equity; (7) returns on sales or revenues; (8) operating expenses; (9) share price appreciation; (10) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (11) implementation or completion of critical projects or processes; (12) cumulative earnings per share growth; (13) operating margin or profit margin; (14) cost targets, reductions and savings, productivity and efficiencies; (15) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (16) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (17) any combination of, or a specified increase in, any of the foregoing. Where applicable, a performance goal may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or a company affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The performance goals may include a threshold level of performance below which no payment may be made (or no vesting may occur), levels of performance at which specified payments may be made (or specified vesting may occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting may occur). Each of the foregoing performance goals will determine in accordance with generally accepted accounting principles, as applicable, and may be subject to certification by the committee; provided, that the committee shall have the authority to make equitable adjustments to the performance goals, to the extent permitted under Section 162(m) of the Code, if applicable, in recognition of unusual or non-recurring events affecting the company or any company affiliate thereof or the financial statements of the company or any company affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
Treatment of Outstanding Awards upon a Change in Control
Unless otherwise determined by the Plan Administrator and evidenced in an award agreement, in the event that a change in control occurs and a participant’s employment or service is terminated without cause on or after the effective date of the change in control but prior to 24 months following the change in control, then any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable, and the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the 2012 Plan will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at the target level. Under the 2012 Plan, the term change in control generally means: (1) any person other than the company, any company affiliate or subsidiary, becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of our then-outstanding voting power (excluding shares purchased directly from us or our affiliates); (2) a change in the majority of the membership of our board of directors other than directors approved by two-thirds of the directors (other than directors assuming office in conjunction with an election contest) who constituted the board of directors at the time our IPO was consummated, or whose election was previously so approved; (3) the consummation of a merger, amalgamation or consolidation of us or any of our subsidiaries with any other corporation, other than a merger or amalgamation immediately following which our board of directors immediately prior to the merger or amalgamation constitute at least a majority of the directors of the company surviving or continuing after the merger or amalgamation or, if the surviving company is a subsidiary, the ultimate parent thereof; or (4) our stockholders approve a plan of complete liquidation or dissolution of our company or there is consummated an agreement for the sale or disposition of all or substantially all of our assets, other than (a) a sale of such assets to an entity, at least 50% of the voting power of which is held by our stockholders following the transaction in substantially the same proportions as their ownership of the company immediately prior to the transaction or (b) a sale or disposition of such assets immediately following which our board of directors immediately prior to such sale constitute at least a majority of the board of directors of the entity to which the assets are sold or disposed, or, if that entity is a subsidiary, the ultimate parent thereof.
Duration, Amendment and Termination
The 2012 Plan provides our board of directors with authority to suspend or terminate the 2012 Plan or any award, or revise and amend the 2012 Plan. However, stockholder approval is required for any amendment to the extent it is required to comply with applicable law or stock exchange listing requirements. The 2012 Plan will automatically terminate on the tenth anniversary of the effective date (although awards granted before that time will remain outstanding in accordance with their terms).
Restrictions on Transfer
Until such time as the awards are fully vested and/or exercisable in accordance with the 2012 Plan, awards may not be sold, assigned, mortgaged, hypothecated, transferred, charged, pledged, encumbrance, gifted, transferred in trust (voting or other) or disposed in any other manner, except with the prior written consent of the administrator, which consent may be granted or withheld in the sole discretion of the Plan Administrator.
United States Federal Income Tax Consequences of Plan Awards
The following is a summary of certain United States Federal income tax consequences of awards under the 2012 Plan. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2012 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local or foreign tax consequences.

An optionee generally will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income. If shares acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.
A participant who is granted a SAR will not recognize ordinary income upon receipt of the SAR. At the time of exercise, however, the participant will recognize compensation income equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a compensation deduction for the amount of compensation income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
A participant generally will not be taxed upon the grant of a restricted share or performance share award, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares or performance shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
In general, the grant of restricted stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction in the same amount.
Future Awards Under the 2012 Plan
The granting of awards under the 2012 Plan is subject to the discretion of the Plan Administrator. Accordingly, as of May 31, 2016, the type or amount of awards, if any, that will be received by or allocated to the following persons or groups under the 2012 Plan in the future are not determinable: (1) our chief executive officer, (2) each of our other named executive officers, (3) our executive officers as a group, (4) our non-employee directors as a group, and (5) our employees (other than our executive officers) as a group.

PROPOSAL 3 -
APPROVAL OF THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED AWARDS UNDER THE CHUY’S HOLDINGS, INC. SENIOR MANAGEMENT INCENTIVE PLAN
The Company is asking its stockholders to approve the material terms contained in the Chuy’s Holdings, Inc. Senior Management Incentive Plan (the “Senior Management Plan”) as described below for awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code (which we refer to as Qualified Performance-Based Awards).
Our board of directors believes that it is in the best interests of the Company and its stockholders to provide for a stockholder-approved plan under which cash awards to executive officers can be deducted for federal income tax purposes. Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to the Company’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) may be limited to the extent that such compensation exceeds $1,000,000 in any fiscal year. However, compensation that satisfies the requirements for Qualified Performance-Based Awards is not subject to this limit and, therefore, is generally deductible in full by the Company.
One of the requirements for Qualified Performance-Based Awards is that the material terms of the performance goals under which compensation may be paid be disclosed to, and approved by, our stockholders at the first meeting of the stockholders after the end of the third calendar year following the calendar year the company became publicly held through an IPO and every five years thereafter. For these purposes, the material terms are the performance measures and grant limits under the Senior Management Plan, as well as the identification of the individuals eligible to receive awards under the Senior Management Plan.
Because it is the Company’s and Compensation Committee’s policy to maximize long-term stockholder value, tax deductibility is not the only consideration in awarding compensation under the Senior Management Plan. Further, stockholder approval of the material terms of the Senior Management Plan does not guarantee that all compensation awarded under the Senior Management Plan will qualify as Qualified Performance-Based Awards or otherwise be deductible. The Compensation Committee retains the flexibility and discretion to award compensation that may not be tax deductible. Moreover, even if we intend to grant compensation that qualifies as qualified performance-based compensation under the Senior Management Plan, we cannot guarantee that such compensation will so qualify or will ultimately be deductible by us.
Stockholders are not being asked to approve any amendment to the Senior Management Plan, but are only being asked to approve the material terms of the performance goals under the Senior Management Plan.
The board of directors recommends a vote “FOR”
the Approval of the Chuy’s Holdings, Inc. Senior Management Incentive Plan
for Purposes of Section 162(m) of the Internal Revenue Code.
Summary of the Senior Management Plan
The following summary of the material provisions of the Senior Management Plan is qualified in its entirety by the complete text of the Senior Management Plan, a copy of which is attached as Appendix B to this proxy statement.
General
The purpose of the Senior Management Plan is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate and retain key employees upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend and provide an additional incentive for key employees through cash incentive payments that promote and recognize the financial success and growth of the Company.

The Compensation Committee may grant Awards subject to performance goals that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. A Qualified Performance-Based Award is an Award, or portion of an Award, that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.
Administration
The Senior Management Plan is administered by the Compensation Committee. The Compensation Committee has the sole discretion and authority to: (1) administer the Senior Management Plan and to exercise all the powers and authorities either specifically granted to it under the Senior Management Plan or necessary or advisable in the administration of the Senior Management Plan, (2) the authority to grant incentive compensation awards (an “Award”), (3) to determine the persons to whom and the time or times at which Awards shall be granted, (4) to determine the terms, conditions, restrictions and performance criteria, including performance goals, relating to any Award, (5) to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered, (6) to construe and interpret the Senior Management Plan and any Award, (7) to prescribe, amend and rescind rules and regulations relating to the Senior Management Plan, (8) to determine the terms and provisions of Awards, and (9) to make all other determinations deemed necessary or advisable for the administration of the Senior Management Plan.
The Compensation Committee has the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or any parent or subsidiary of the Company or the financial statements of the Company or any parent or subsidiary of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; provided that, with respect to any qualified performance-based Award, such adjustment shall be only to the extent it does not result in the loss of the otherwise available exemption of such Award under Section 162(m) of the Code.
All decisions, determinations and interpretations of the Compensation Committee shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Senior Management Plan from or through any Participant).
Eligibility
Awards may be granted to any employee of the Company or an affiliate who is, pursuant to the Senior Management Plan, selected to participate in the Senior Management Plan (“Participants”) in the sole discretion of the Compensation Committee. In determining the persons to whom Awards shall be granted and the performance goals relating to each Award, the Compensation Committee shall take into account such factors as it deems relevant in connection with accomplishing the purposes of the Senior Management Plan.
Qualified Performance-Based Awards may be granted to “covered employees” as defined under Section 162(m) of the Code.
As of May 31, 2016, approximately 35 employees were eligible to participate in the Senior Management Plan.
Performance Period
The performance period, with respect to which Awards will be calculated and paid under the Senior Management Plan, will generally be a period of no longer than (1) 12 months with respect to an annual award and (2) 48 months with respect to a long-term award. With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, on or prior to the earlier of the 90th day after the commencement of a performance period or the date on which 25% of a performance period has elapsed, the Compensation Committee shall specify in writing, by resolution or other appropriate action, the Participants for such performance period and the performance goals (as described below) applicable to each Award for each Participant with respect to such performance period.

Unless otherwise provided by the Compensation Committee in connection with specified terminations of employment, payment in respect of Awards shall be made only if and to the extent the performance goals with respect to such Performance Period are attained.
Performance Goals
The measurable performance goals will be based on one or more, or a combination, of the following criteria, as applicable: (1) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items), (2) pre-tax income or after-tax income, (3) earnings per share (basic or diluted), (4) operating profit, (5) revenue, revenue growth or rate of revenue growth, (6) return on assets (gross or net), return on investment, return on capital, or return on equity, (7) returns on sales or revenues, (8) operating expenses, (9) share price appreciation, (10) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital, (11) implementation or completion of critical projects or processes, (12) cumulative earnings per share growth, (13) operating margin or profit margin, (14) cost targets, reductions and savings, productivity and efficiencies, (15) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons, (16) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and (17) any combination of, or a specified increase in, any of the foregoing.
Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to the Company, one or more of the Company’s subsidiaries, divisions or strategic business units of the Company, all as determined by the Compensation Committee. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance goals unsuitable, the Compensation Committee may in its discretion modify such performance goals or the related level or levels of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the performance goals or the level or levels of achievement.
Maximum Payout
The maximum amount that may be paid under the Senior Management Plan with respect to a Qualified Performance-Based Award in a single calendar year is $2,000,000.
Amendment, Termination and Duration
The Senior Management Plan provides the board of directors or the Compensation Committee with authority to alter, amend, suspend or terminate the Senior Management Plan. However, no amendment that requires stockholder approval in order for the Senior Management Plan to continue to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. The board of directors or the Compensation Committee may amend the terms of any Award granted under the Senior Management Plan, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability)

where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the board of directors or the Compensation Committee will not make any modification of the performance goals or the level or levels of achievement with respect to such Qualified Performance-Based Award. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant under any Award following the end of the Performance Period to which such Award relates.
Restrictions on Transfer
Awards shall not be transferable by a Participant except upon the Participant’s death following the end of a performance period but prior to the date payment is made, in which case the Award shall be transferable in accordance with any beneficiary designation made by the Participant in accordance with the Senior Management Plan or, in the absence thereof, by will or the laws of descent and distribution.
Federal Income Tax Consequences
The following is a brief summary of the federal income tax consequences of awards granted under the Senior Management Plan. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local or foreign tax consequences. Any cash payment a participant receives in connection with the Senior Management Plan is includable in income in the year received or made available to a Participant without substantial limitations or restrictions. Generally, we will be entitled to deduct the amount a Participant includes in income as a business expense in the year of payment, subject to Section 162(m) of the Code.
Future Awards Under the Senior Management Plan
The granting of awards under the Senior Management Plan is subject to the discretion of the Compensation Committee. Accordingly, as of May 31, 2016, the type or amount of awards, if any, that will be received by or allocated to the following persons or groups under the Senior Management Plan in the future are not determinable: (1) our chief executive officer, (2) each of our other named executive officers, (3) our executive officers as a group, and (4) our employees (other than our executive officers) as a group. Our directors are not eligible to participate under the Senior Management Plan.

PROPOSAL 4 -
RATIFICATION OF APPOINTMENT OF
RSM US LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016
The audit committee has appointed RSM US LLP as the Company’s independent registered public accounting firm for 2016. The board of directors is asking stockholders to ratify this appointment. Securities and Exchange Commission (“SEC”) regulations and the Nasdaq listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the board of directors considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the board of directors considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the audit committee and the board of directors on a key corporate governance issue.
Representatives of RSM US LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions. For additional information regarding our independent registered public accounting firm, see “Independent Public Accountants.”
The board of directors recommends a vote “FOR” the ratification of RSM US LLP as the Company’s independent registered public accounting firm.

The Board, Its Committees and Its Compensation
Board of Directors
The board of directors presently consists of seven members, six of whom are non-management directors. The board of directors is divided into three classes, with each class serving three-year terms. The term of one class expires at each Annual Meeting of stockholders.
Director Compensation
The elements of compensation payable to our non-management directors in 2015 are briefly described in the following table:

Board Service:
Annual cash retainer	$40,000
Annual equity award grant	$40,000
Board Committee Service:
Audit Committee Chair annual cash retainer	$10,000
Compensation Committee Chair annual cash retainer	$5,000
Nominating & Corporate Governance Committee Chair annual cash retainer	$2,500
Our non-management directors receive compensation for their services as directors. Committee chairs receive additional compensation for serving as chairs. We reimburse directors for all expenses incurred in attending board meetings.
Grants of equity awards to members of our board of directors are made under the 2012 Plan. These equity awards vest 25% on each of the first four anniversaries of the grant date.
The compensation committee retained a Consultant in 2015 to, among other things, advise the committee on 2015 director compensation.
Director Compensation Table
The following table provides information regarding the compensation of our non-management directors for the year ended December 27, 2015:

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL
Mike Young	$40,000	$39,998	$79,998
John Zapp	40,000	39,998	79,998
Starlette Johnson	42,500	39,998	82,498
Saed Mohseni	40,000	39,998	79,998
Doug Schmick	45,000	39,998	84,998
Ira Zecher	50,000	39,998	89,998

(1)
These restricted stock units were granted on March 5, 2015 and vest 25% on each of the first four anniversaries of the grant date. The grant date fair value of each award was equal to the closing price of the Company's stock on the date of grant as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”). Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 27, 2015 for information regarding the assumptions made in determining these values. As of December 27, 2015, our non-management directors held restricted stock units and options as follows: Mr.

Young: 2,375, 0; Mr. Zapp: 2,375, 0; Ms. Johnson: 2,375, 7,250; Mr. Mohseni: 2,375, 7,250; Mr. Schmick: 2,375, 7,250; and Mr. Zecker: 2,375, 4,350.
Director Independence
Our board of directors will review at least annually the independence of each director. During these reviews, the board will consider transactions and relationships between each director (and his or her immediate family and affiliates) and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review will be based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Our board of directors has determined that each of Ira Zecher, Starlette Johnson, Saed Mohseni and Doug Schmick are independent within the meaning of the Nasdaq Marketplace Rules. As required by the Nasdaq Global Select Market, a majority of our directors are independent and our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Corporate Governance
We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our stockholders. We and our board of directors have been reviewing the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and the rules of the SEC and the Nasdaq Global Select Market.
Based on this review, we have established and adopted, charters for the audit committee, compensation committee and nominating and corporate governance committee, as well as a code of business conduct and ethics applicable to all of our directors, officers and employees.
Our committee charters, code of business conduct and ethics and corporate governance guidelines are available on our website (www.chuys.com) in the Investors section. Copies of these documents are also available upon written request to our Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Investors section.
The board of directors periodically reviews its corporate governance policies and practices. Based on these reviews, the board of directors may adopt changes to policies and practices that are in our best interests and as appropriate to comply with any new SEC or Nasdaq Marketplace Rules.
Board Leadership Structure and Board’s Role in Risk Oversight
Michael Young and John Zapp serve as Non-Executive Co-Chairmen of our board of directors. We support separating the positions of Chief Executive Officer and Chairmen to allow our Chief Executive Officer to focus on our day-to-day business, while allowing the Co-Chairmen to lead our board of directors in its fundamental role of providing advice to, and oversight of, management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as one of our Co-Chairmen, particularly as our board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our company and establishing priorities and procedures for the work of our board of directors.
While our amended and restated bylaws do not require that our Co-Chairmen and Chief Executive Officer positions be separate, our board of directors believes that having separate positions and having non-employee directors serve as Co-Chairmen is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Risk is inherent with every business and we face a number of risks as outlined in Item 1A. “Risk Factors” included in the Company's Annual Report on Form 10-K filed on March 10, 2016. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through our audit committee, is responsible for overs eeing our management and operations, including overseeing its risk assessment and risk management functions. Our board of directors has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. Our board of directors has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our audit committee will regularly report to our board of directors with respect to its oversight of these areas.
Board Meetings
The board of directors held five meetings during 2015. Each director serving on the board of directors in 2015 attended at least 75% of the total number of meetings of the board of directors and committees on which they served. Under our corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge his responsibilities and to rigorously prepare for, attend and participate in all board of directors meetings and meetings of committees on which he serves.
Annual Meetings of Stockholders
The Company’s directors are encouraged to attend our Annual Meeting of stockholders, but we do not currently have a policy relating to directors’ attendance at these meetings. All of our directors attended our 2015 Annual Meeting of stockholders.
Board Committees
Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.
Audit Committee
Our audit committee is a standing committee of our board of directors. The audit committee met five times in 2015. The functions of our audit committee include:

•	appointing and determining the compensation for our independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls; and

•	reviewing and overseeing our independent registered public accounting firm.
Our audit committee currently consists of Ira Zecher, Starlette Johnson and Saed Mohseni, with Ira Zecher serving as chairman. All of our audit committee members are independent as defined by Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the Nasdaq Marketplace Rules. Our audit committee charter also requires us to have at least one audit committee financial expert. Our board of directors has determined that Ira Zecher is an audit committee financial expert.
Our board of directors has adopted a written charter under which the audit committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and the Nasdaq Global Select Market, is available on our website. The audit committee has the authority to engage independent counsel and other advisors as the committee deems necessary to carry out its duties.
Compensation Committee
Our compensation committee is a standing committee of our board of directors. The compensation committee met four times in 2015. The compensation committee’s functions include:

•	reviewing and recommending to our board of directors the salaries and benefits for our executive officers;

•	recommending overall employee compensation policies; and

•	administering our equity compensation plans.
Our compensation committee currently consists of Ira Zecher, Doug Schmick and Saed Mohseni, with Doug Schmick serving as chairman. All members of our compensation committee are independent as defined by Section 10(c) of the Exchange Act, Rule 10C of the Exchange Act Rules and the Nasdaq Marketplace Rules.
Our board of directors has adopted a written charter under which the compensation committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and the Nasdaq Global Select Market, is available on our website. The compensation committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of director or executive officer compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The compensation committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is a standing committee of our board of directors. The nominating and corporate governance committee met four times in 2015. The functions of our nominating and corporate governance committee include:

•	identifying individuals qualified to serve as members of our board of directors;

•	recommending to our board nominees for our Annual Meetings of stockholders;

•	evaluating our board’s performance;

•	developing and recommending to our board corporate governance guidelines; and

•	providing oversight with respect to corporate governance and ethical conduct.
Our nominating and corporate governance committee consists of Starlette Johnson and Doug Schmick, with Starlette Johnson serving as the committee chairman. All members of our nominating and corporate governance committee are independent as defined by the Nasdaq Marketplace rules.
Our board of directors has adopted a written charter under which the nominating and corporate governance committee will operate. A copy of the charter, which satisfies the applicable standards of the SEC and the Nasdaq Global Select Market, is available on our website. The nominating and corporate governance committee has the sole authority to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.
Other Committees
Our board of directors may establish other committees as it deems necessary or appropriate from time to time.
Compensation Committee Interlocks and Insider Participation
None of our executive officers have served as a member of the board of directors or compensation committee of any related entity that has one or more executive officers serving on our board of directors or compensation committee.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions (“covered persons”). A current copy of the code is posted on our website, which is located at www.chuys.com. Any amendments to or waivers from a provision of our code of conduct and ethics that applies to our covered persons and that relates to the elements of Item 406(b) of Regulation S-K will be disclosed on our website promptly following the date of such amendment or waiver.

Qualifications for Director Nominees
The nominating and corporate governance committee is responsible for reviewing with the board of directors, at least annually, the appropriate skills and experience required for members of the board of directors. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board of directors and any committees of the board of directors.
Director Candidate Recommendations by Stockholders
The committee will review and evaluate any director nominations submitted by stockholders, including reviewing the qualifications of, and making recommendations to the board of directors regarding, director nominations submitted by stockholders. See “Communications with the Board of Directors” below for additional information on how to submit a director nomination to the board of directors.
Communications with the Board of Directors
Any stockholder or other interested party who wishes to communicate directly with the board of directors or any of its members may do so by writing to: Corporate Secretary, Chuy’s Holdings, Inc., 1623 Toomey Road, Austin, TX, 78704. The mailing envelope should clearly indicate whether the communication is intended for the board of directors as a group, the non-employee directors or a specific director.

Executive Officers
The following sets forth information regarding the executive officers of the Company as of May 31, 2016:

NAME	AGE	POSITIONS
Steve Hislop	56	President and Chief Executive Officer
Jon Howie	48	Vice President and Chief Financial Officer
Sharon Russell	60	Secretary and Chief Administrative Officer
Michael Hatcher	55	Vice President of Real Estate and Development
Information regarding Mr. Hislop is included above under “Election of Directors.”
Jon Howie has served as our Chief Financial Officer since August 2011 and Vice President since April of 2013. From March 2007 to July 2011, Jon served as the Chief Financial Officer of Del Frisco’s Restaurant Group, LLC. Prior to that, he served for five years as Controller and was then promoted to Chief Accounting Officer of the Lone Star Steakhouse & Saloon, Inc. Jon is a certified public accountant and prior to joining Lone Star Steakhouse & Saloon, Inc. was employed as an audit senior manager with Grant Thornton, LLP for one year and served at Ernst & Young LLP for 10 years where he held various audit positions, including audit senior manager. At Grant Thornton and Ernst & Young, he served as an accounting and business advisor to both private and public companies and advised a number of these companies in conjunction with their initial and secondary public offerings.
Sharon Russell has served as our Secretary and Chief Administrative Officer since August 2011. Prior to becoming our Chief Administrative Officer, she supervised our accounting department from 1987 to 2006 and served as our Chief Financial Officer from 2006 to August 2011.
Michael Hatcher has served as our Vice President of Real Estate and Development since November 2009. Michael joined Chuy’s as a restaurant manager in 1987 and was promoted to General Manager from 1989 to 2002. He was Director of Purchasing and Real Estate from 2002 to 2009.

Executive Compensation
Introduction
This compensation discussion provides an overview of our executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation provided to our Chief Executive Officer and our two other highest paid executive officers during fiscal year 2015 (collectively, the “named executive officers”), as presented in the tables which follow this discussion. This discussion contains statements regarding our performance targets and goals. These targets and goals are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Objective of Compensation Policy
The objective of our compensation policy is to provide a total compensation package to each named executive officer that will enable us to:

•	attract, motivate and retain outstanding individuals;

•	reward named executive officers for performance; and

•	align the financial interests of each named executive officer with the interests of our stockholders to encourage each named executive officer to contribute to our long-term performance and success.
Overall, our compensation program is designed to reward both individual and company performance. A significant portion of each of our named executive officers’ annual compensation is comprised of discretionary and performance-based bonuses. We intend to continue to use long-term incentive awards to reward long-term company and individual performance and to promote retention through delayed vesting of awards.
Administration
Our compensation committee, which is comprised exclusively of independent directors, oversees our executive compensation program and is responsible for approving or recommending to the board the nature and amount of the compensation paid to, and any employment and related agreements entered into with, our named executive officers. The committee also administers our equity compensation plans and awards. Additionally, we are subject to Section 162(m) of the Code, and the members of our compensation committee qualify as outside directors under Section 162(m) of the Code to enable us to maintain the deductibility of compensation we pay.
Process for Setting Total Compensation
At the first meeting of each new fiscal year, our compensation committee sets annual base salaries, determines the amount of discretionary and performance-based bonuses for the prior year and sets performance criteria for our performance-based bonuses for the following year. In making these compensation decisions, our compensation committee considers the recommendations of our Chief Executive Officer, particularly with respect to salary adjustments, discretionary and performance-based bonus targets and awards and equity incentive awards of our other named executive officers. Our compensation committee meets with our Chief Executive Officer at least annually to discuss and review his recommendations for compensation of our executive officers, excluding himself. When making individual compensation decisions for our named executive officers, the compensation committee takes many factors into account, including the officer’s experience, responsibilities, management abilities and job performance, our performance as a whole, current market conditions and competitive pay levels for similar positions at comparable companies. These factors are considered by the compensation committee in a subjective manner without any specific formula or weighting.
During its annual review process, our compensation committee has set compensation for each named executive officer at a level we believe is appropriate considering each named executive officer’s annual review, level of responsibility, the awards and compensation paid to the named executive officer in past years and progress toward or attainment of previously set personal and corporate goals and objectives, including attainment of financial performance goals and such other factors as the compensation committee has deemed appropriate and in our best interests and the best interests of our stockholders. The compensation committee has given different weight at different times to different factors for each named executive officer. Our performance criteria are discussed more fully below under the heading “—Bonus

Compensation—Performance-Based Bonus.” Other than with respect to our performance-based bonuses, the compensation committee has not relied on predetermined formulas or a limited set of criteria when it evaluates the performance of our named executive officers.
The charter of the compensation committee authorizes the committee to engage independent consultants at any time at the expense of the Company. The committee retained Mercer as its independent compensation consultant ("Consultant") in 2015 to advise the committee on executive and director compensation. The Consultant reported directly to the committee and performed no other work for the company. The committee assessed the independence of the Consultant and concluded that its work did not raise any conflict of interest with the company. This Consultant was engaged to:

•	Advise the committee on named executive officer and director pay decisions;

•	Assist in short-term and long-term incentive plan design;

•	Conduct compensation reviews and make recommendations regarding both executive and director pay structures;

•	Provide periodic updates on current trends, technical and regulatory developments and best practices in compensation design; and

•	Perform any other tasks which the committee may request from time to time.
Elements of Compensation
Our compensation program for named executive officers consists of the following elements of compensation, each described in greater depth below:

•	Base salaries.

•	Discretionary and performance-based bonuses.

•	Equity-based incentive compensation.

•	Severance and change-in-control benefits.

•	Perquisites.

•	General benefits.

•	Employment agreements.
We may, from time to time, enter into written agreements to reflect the terms and conditions of employment of a particular named executive officer, whether at the time of hire or thereafter. We consider entering into these agreements when it serves as a meaningful recruitment and retention mechanism. We currently have employment agreements in place with each of our named executive officers. See “Employment Agreements” for additional information regarding our executive officer’s employment agreements.
Base Salary

NAME	2015 SALARY ($)
Steve Hislop	$583,232
Jon Howie	291,200
Sharon Russell	202,476
We pay base salaries to attract, recruit and retain qualified employees. Our compensation committee reviews and sets base salaries of our named executive officers annually. These salary levels are and will continue to be set based on the named executive officer’s experience and performance with previous employers and negotiations with individual named executive officers. The compensation committee may increase base salaries each year based on its subjective assessment of our company’s and the individual executive officer’s performance and each named executive officer’s experience, length of service and changes in responsibilities. The weight given such factors by the compensation committee may vary from one named executive officer to another.
Bonus Compensation

	PERFORMANCE-BASED BONUS
NAME	DISCRETIONARY AWARD ($)	THRESHOLD AWARD ($)	TARGET AWARD ($)	MAXIMUM AWARD ($)	ACTUAL AWARD ($)
Steve Hislop	$1,000	$—	$291,616	$583,232	$583,232
Jon Howie	1,000	—	145,600	291,200	291,200
Sharon Russell	1,000	—	60,743	121,486	121,486
Performance-Based Bonus
In line with our strategy of rewarding performance, our executive compensation program includes performance-based bonuses to named executive officers under our cash bonus plan, which complies with Section 162(m) of the Code. Our compensation committee establishes annual target performance-based bonuses for each named executive officer during the first quarter of the year.
The target and maximum performance-based bonuses have been set at levels our compensation committee believes will provide a meaningful incentive to achieve company and individual goals and contribute to our financial performance. In 2015, the target and maximum performance-based bonus were set at 50% and 100%, respectively, of annual base salary for our Chief Executive Officer and Chief Financial Officer and 30% and 60%, respectively, of annual base salary for our other named executive officer. No bonus is paid if actual Company Adjusted EBITDA is 95% or less of budget Company Adjusted EBITDA. To the extent that actual Company Adjusted EBITDA exceeds 95% of budget Company Adjusted EBITDA, the plan provides that we will pay a bonus based on where performance falls on a linear basis between 95% and 100% of budget Company Adjusted EBITDA and between 100% and 110% of budget Company Adjusted EBITDA. In each circumstance, the compensation committee retains discretion to adjust the amount paid under the plan based on individual and company circumstances. If our budgeted Company Adjusted EBITDA is achieved, each individual will earn 100% of their target bonus.
This performance bonus is determined based primarily on the extent to which we achieve our budget Company Adjusted EBITDA goal. Company Adjusted EBITDA is our earnings before interest, taxes, depreciation and amortization plus any loss on sales of asset (less any gain on a sale of assets); stock-based compensation; and certain non-cash and other adjustments. For each 1.0% that actual Company Adjusted EBITDA is above or below budget Company Adjusted EBITDA, the percentage of the target they receive will increase by 10% or decrease by 20%, respectively, of the Company Adjusted EBITDA portion of their target bonus. For example, if actual Company Adjusted EBITDA is 1% above budget Company Adjusted EBITDA, the named executive officers will receive 1.1 times their target bonus. The maximum a named executive officer may receive for Company Adjusted EBITDA performance is 2.0 times their target bonus. We use our Company Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue, net income and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. We also use our Company Adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of our Company Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
Target, maximum and actual performance-based bonuses for 2015 for each of the named executive officers are shown in the table above and in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
Discretionary Bonus
Historically, each of our named executive officers has received a $1,000 holiday bonus each December. The discretionary bonuses awarded to our named executive officers in 2015 are set forth in the “Bonus” column of the Summary Compensation Table.

Equity Compensation
We pay equity-based compensation to our named executive officers because it links our long-term results achieved for our stockholders and the rewards provided to named executive officers, thereby ensuring that such officers have a continuing stake in our long-term success.
Historically, we have granted equity awards to our named executive officers in conjunction with significant transactions and in conjunction with a named executive officer’s initial hire or promotion to an executive position. Additionally, we have granted equity awards to our named executive officers annually to further align the interests of our executives with those of our stockholders. We have provided this equity compensation to reward performance as well as to promote retention through delayed vesting. However, we believe that by weighting total compensation in favor of discretionary and performance-based bonuses, we have appropriately rewarded individual achievement while at the same time providing incentives to promote company performance. In addition to stock options and deferred shares (referred to herein as restricted stock units), the 2012 Plan provides for the issuance of share appreciation rights, restricted shares, performance shares and other share based awards. In the future, we may consider granting other forms of equity to our named executive officers. For additional information regarding our 2012 Plan, see “2012 Omnibus Equity Incentive Plan.”
We adopted the 2012 Plan as insufficient shares were available under the 2006 Stock Option Plan (the “2006 Plan”), which was adopted in November 2006, in order to provide an incentive to employees selected by the board of directors for participation. In connection with the adoption of the 2012 Plan, we terminated the 2006 Plan, and no further awards will be granted under the 2006 Plan. The termination of the 2006 Plan will not affect awards outstanding under the 2006 Plan at the time of its termination and the terms of the 2006 Plan will continue to govern outstanding awards granted under the 2006 Plan.
Options granted after 2006 held by each of the named executive officers (and certain of our other salaried employees) ordinarily vest ratably over a period of five years, subject to the applicable named executive officer remaining employed through each vesting date. We believe that the delayed vesting terms promote retention.
We will make future grants of equity awards to the current named executive officers and other employees under the 2012 Plan. We will make these grants to the current named executive officers and other employees because we believe that we should provide our employees an opportunity to share in our success provided they continue to contribute to our success.
In the first quarter of 2014, the compensation committee determined it would grant restricted stock units in addition to stock options as part of the Company's equity compensation package. Restricted stock units held by each of the named executive officers (and certain of our other salaried employees) vest ratably over a period of four years, subject to the applicable named executive officer remaining employed through each vesting date. In the future, the compensation committee may grant stock options, restricted stock units or a combination of both.
Severance and Change-in-Control Benefits
We currently have employment agreements in place with all of our named executive officers that provide termination or severance benefits. We agreed to pay termination or severance benefits in the event of an executive’s termination by us without cause as a retention incentive. We believe this level of severance benefit provides our executives with the assurance of security if their employment is terminated for reasons beyond their control. For additional information on the severance benefits provided under the employment agreements with our executive officers see “—Employment Agreements.”
Upon a change in control as defined in the 2006 Plan, our named executive officers’ equity awards granted under the 2006 Plan would vest. Under the 2012 Plan, a named executive officer's awards granted under that plan will immediately vest in the event a change in control (as defined in the 2012 Plan) occurs and the officer's employment is terminated without cause within 24 months following the change in control.
The amount each named executive would be entitled to receive in the event of a termination is reported below under the heading “Potential Payments upon Termination or Change in Control.”

Perquisites
In 2015, the aggregate incremental cost to us of the perquisites received by each of the named executive officers did not exceed $10,000 and, accordingly, this benefit is not included in the Summary Compensation Table below. We provide the named executive officers with complimentary dining privileges at our restaurants. We view complimentary dining privileges as a meaningful benefit to our named executive officers as it is important for named executive officers to experience our products and services in order to better perform their duties for us.
General Benefits
We provide a limited number of personal benefits to our named executive officers. Our named executive officers participate in our health and benefit plans, and are entitled to vacation and paid time off based on our general vacation policies. The following are standard benefits offered to all of our eligible employees, including the named executive officers.
Retirement Benefits. We maintain a tax-qualified 401(k) savings plan. Employees are eligible after one year of service and may defer up to the maximum amount allowable by the IRS.
Medical, Dental, Life Insurance and Disability Coverage. Active employee benefits such as medical, dental, life insurance and disability coverage are available to all eligible employees, including our named executive officers.
Moving Costs. We will reimburse out-of-pocket moving expenses for eligible executive officers in conjunction with their hiring.
Other Paid Time Off Benefits. We also provide vacation and other paid holidays to all employees, including the named executive officers, which we believe are appropriate for a company of our size and in our industry.
Employment Agreements
We have entered into employment agreements with Messrs. Hislop and Howie and Mrs. Russell.
The employment agreements do not provide for fixed terms. The employment agreements provide that Messrs. Hislop and Howie and Mrs. Russell, will receive an annual base salary of at least $366,608, $250,000 and $167,094, respectively. Mr. Hislop and Mr. Howie are each eligible to receive a target annual bonus of 50% of their annual base salary, based upon the achievement of goals and objectives determined by our compensation committee with a minimum and maximum bonus of 0% and 100% of their annual base salary, respectively. Mrs. Russell is eligible to receive a target annual bonus of 30% of her annual base salary, based upon the achievement of goals and objectives determined by our compensation committee with a minimum and maximum bonus of 0% and 60% of her annual base salary respectively. The employment agreements provide that each executive will be eligible to participate in employee plans, including 401(k), medical and dental plans, made available to our other senior executives generally.
Each employment agreement provides for severance benefits if the executive’s employment is terminated without cause (as defined in the employment agreement), subject to the executive’s compliance with certain confidentiality, non-compete, non-solicitation and non-disparagement obligations and the execution of a general release of claims. In the event Mr. Hislop’s employment is terminated without cause, he is entitled to continue to receive his base salary for two years following the termination of his employment. In the event Mr. Howie or Mrs. Russell is terminated, each is entitled to continue to receive one year’s base salary following their termination. In the event of termination, all of our executive officers are entitled to continue to receive the amount that the Company was subsidizing for the executive and his or her dependents’ medical and dental insurance coverage during the same period the executive is entitled to continue to receive his or her base salary after his termination.
Tax and Accounting Considerations
U.S. federal income tax generally limits the tax deductibility of compensation we pay to our executive officers to $1.0 million in the year the compensation becomes taxable to the executive officers. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. Rather, we seek to maintain flexibility in how we compensate our executive officers so as to meet a broader set of corporate and strategic goals and the needs of stockholders, and as such, we may be limited in our ability to deduct amounts of compensation from time to time. Accounting rules require us to expense the cost of our stock option and restricted stock unit awards.

Because of option and restricted stock unit expensing and the impact of dilution on our stockholders, we pay close attention to, among other factors, the type of equity awards we grant and the number and value of the shares underlying such awards.
Summary Compensation Table

NAME & PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION ($)(2)	TOTAL COMPENSATION ($)
Steve Hislop President and Chief Executive Officer	2015	$583,232	$1,000	$291,613	$—	$583,232	$—	$1,459,077
	2014	543,492	1,000	841,181	—	—	—	1,385,673
	2013	408,977	1,000	—	438,000	232,511	—	1,080,488
Jon Howie Vice President and Chief Financial Officer	2015	291,200	1,000	291,196	—	291,200	—	874,596
	2014	277,692	1,000	419,980	—	—	—	698,672
	2013	258,920	1,000	—	—	147,159	—	407,079
Sharon Russell Secretary and Chief Administrative Officer	2015	202,476	1,000	101,219	—	121,486	—	426,181
	2014	193,824	1,000	292,001	—	—	—	486,825
	2013	186,369	1,000	—	109,500	63,573	—	360,442

(1)
Represents the aggregate grant date fair value, calculated in accordance with Topic 718, for awards of options and restricted stock units. See Note 12 to our consolidated financial statements for a discussion of the calculations of grant date fair value.

(2)	All other aggregate compensation is less than $10,000.
Grants of Plan-Based Awards

NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(1)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
Steve Hislop	3/5/2015	$—	$291,616	$583,232	12,613	$291,613
Jon Howie	3/5/2015	—	145,600	291,200	12,595	291,196
Sharon Russell	3/5/2015	—	60,743	121,486	4,378	101,219

(1)
Represents the aggregate grant date fair value, calculated in accordance with Topic 718, for awards of options and restricted stock units. See Note 12 to our consolidated financial statements for a discussion of the calculations of grant date fair value.

2012 Omnibus Equity Incentive Plan
Prior to the completion of our IPO, we adopted the 2012 Plan. The purposes of the 2012 Plan are to provide additional incentives to our management, employees, directors, independent contractors and consultants, to strengthen their commitment, motivate them to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated persons whose contributions are essential to the success of our business and whose efforts will impact our long-term growth and profitability. To accomplish such purposes, the 2012 Plan provides for the issuance of stock options, share appreciation rights, restricted shares, restricted stock units, performance shares and other share-based awards, which we refer to as plan awards.
Summary of 2012 Plan Terms
For a summary of the 2012 Plan terms, see “Proposal 2 - Approval of the Material Terms for Qualified Performance-Based Awards Under the Chuy’s Holdings, Inc. 2012 Omnibus Equity Incentive Plan - Summary of the 2012 Plan.”

2006 Stock Option Plan
In connection with the adoption of the 2012 Plan the board of directors terminated the 2006 Plan effective as of July 27, 2012, and no further awards may be granted under the 2006 Plan after such date. However, the termination of the 2006 Plan did not affect awards outstanding under the 2006 Plan at the time of its termination and the terms of the 2006 Plan continue to govern outstanding awards granted under the 2006 Plan. The options granted under the 2006 Plan expire 10 years after the date of grant. Subject to the grantee’s continued employment with us, all options granted under the plan generally vest 20% on each of the first five anniversaries of the date of grant.
Outstanding Equity Awards at Fiscal Year End

	OPTION AWARDS						STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($/SH)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)
Steve Hislop	153,387	(1)	—		$2.76	7/9/2017
	50,026	(1)	—		10.48	7/9/2017
	16,000	(2)	24,000	(2)	28.51	2/28/2023
							15,509	(3)	$482,950	(3)
							12,613	(4)	392,769	(4)
Jon Howie	39,150	(5)	9,788	(5)	13.54	4/10/2022
							7,743	(3)	241,117	(3)
							12,595	(4)	392,208	(4)
Sharon Russell	4,000	(2)	6,000	(2)	28.51	2/28/2023
							5,384	(3)	167,658	(3)
							4,378	(4)	136,331	(4)

(1)	These options were granted on July 9, 2007 and vest 20% on each of the first five anniversaries of the grant date. These stock options became fully vested on July 9, 2012.

(2)	These options were granted on February 28, 2013 and vest 20% on each of the first five anniversaries of the grant date.

(3)	These restricted stock units were granted on March 4, 2014 and vest 25% on each of the first four anniversaries of the grant date.

(4)	These restricted stock units were granted on March 5, 2015 and vest 25% on each of the first four anniversaries of the grant date.

(5)	These options were granted on April 10, 2012 and vest 20% on August 14, 2012 and 20% on each of the next four anniversaries of the first vesting date of August 14, 2012.
Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Steve Hislop	—	$—	5,169	$119,507
Jon Howie	—	—	2,581	59,673
Sharon Russell	—	—	1,794	41,477

(1)	Value based on market value of our common stock on the dates of vesting.

Potential Payments upon Termination or Change in Control
Termination of Employment
We currently have employment agreements in place with Messrs. Hislop and Howie and Mrs. Russell that would entitle them to severance payments upon termination of employment. Assuming the employment of our executive officers was terminated by us without cause on December 27, 2015, Messrs. Hislop and Howie and Mrs. Russell would be entitled to $1,166,464, $291,200, $202,476, respectively. For information on the severance benefits the executives are entitled to in the event of a termination of employment, under their employment agreements entered into on November 16, 2011, see “Employment Agreements.”
Change-in-Control
Under the 2006 Plan, a named executive officer’s stock options granted under that plan will immediately vest, in the event that (i) we are merged, consolidated or reorganized into or with another corporation and immediately afterwards our current owners no longer own a majority of the outstanding stock of the merged, consolidated or reorganized corporation; (ii) we sell or otherwise transfer all or substantially all of our assets to another corporation; (iii) after a public offering any person becomes, directly or indirectly, the beneficial owner of more than 50% of our stock; and (iv) our stockholders approve a plan of complete liquidation or dissolution of the company (a "2006 Change in Control").
Under the 2012 Plan, a named executive officer’s awards granted under that plan will immediately vest in the event that a change in control (as defined in the 2012 Plan or a "2012 Change in Control") occurs and the officer’s employment is terminated without cause within 24 months following the change in control.
If a 2006 Change in Control occurred on December 27, 2015, Mr. Hislop and Mrs. Russell would not be entitled to any accelerated vesting of stock options as their stock options under the 2006 Plan are fully vested. Mr. Howie would have received $172,269 as a result of the vesting of his unvested stock options that were granted under the 2006 Plan if a 2006 Change in Control occurred on December 27, 2015.
If a 2012 Change in Control occurred and the employment of Messrs. Hislop and Howie and Mrs. Russell was terminated on December 27, 2015 Messrs. Hislop and Howie and Mrs. Russell would have received $938,839, $633,325 and $319,769, respectively, related to accelerated vesting of equity awards outstanding under the 2012 Plan.
As of December 27, 2015, the closing price of our common stock on the most recent trading day was $31.14 per share.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of transactions that occurred on or were in effect after December 29, 2014 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.
Default License Letter Agreements
We entered into letter agreements in November 2006 with respect to the properties that we lease from Young/Zapp GP, LLC ("Young/Zapp") and its subsidiaries, an entity owned 47.5% by each of our Founders and 5.0% by Sharon Russell, and its subsidiaries. Pursuant to these letter agreements, if we default under our lease agreements with Young/Zapp and terminate possession of the lease location, Young/Zapp may operate a Tex Mex or Mexican food restaurant in that location. However, they may not use our trademarks or trade names or confusingly similar trademarks or tradenames. The approximate dollar value of this agreement was not determinable.
Intellectual Property
We entered into a recipe license agreement with MY/ZP IP Group, Ltd ("MY/ZP IP") in November 2006 to allow the use of certain of our recipes by MY/ZP IP at Shady Grove, Inc. ("Shady Grove"), a restaurant owned by our Founders who are also directors of our company. Shady Grove is a restaurant that serves all-American and Southwestern cuisine, such as hamburgers, sandwiches, fries, queso, cheese sticks and chili, and for which we provide management and administrative services pursuant to a management agreement with Three Star Management, Ltd. The approximate dollar value of this agreement was not determinable.
Management Agreement
We entered into a management agreement in November 2006 with Three Star Management, Ltd. to provide management services, such as administrative, accounting and human resources support, to Shady Grove. In consideration of the services we provide to Shady Grove, Three Star Management, Ltd. agreed to pay us a monthly fee of $10,000, a pro rata share of the wages and expenses incurred to provide the services and the reimbursement of reasonable out-of-pocket expenses. Due to a reduction in management services we provide, we agreed to reduce the fee to a $10,000 quarterly payment.
Management System License Agreement
In November 2006, we entered into a management system license agreement with MY/ZP IP to allow the use of certain of our handbooks, personnel training materials and other materials relating to our business know-how and personnel management know-how by Shady Grove and in any other endeavors of MY/ZP IP, subject to certain conditions. The approximate dollar value of this agreement was not determinable.
Cross-Marketing License Agreement
In November 2006, we entered into a cross-marketing license agreement with MY/ZP IP to allow Shady Grove to market our brand at Shady Grove and allow us to market Shady Grove at our locations. Some cross-promotional activities include selling merchandise and co-branding our website and menus. The approximate dollar value of this agreement was not determinable.
Parade Sponsorship Agreement
We entered into a parade sponsorship agreement in November 2006 with MY/ZP IP to obtain the right to sponsor, manage and operate the “Chuy’s Children Giving To Children Parade” and to use MY/ZP IP’s trademark in connection with the parade. In addition, we granted MY/ZP IP a limited license to use the Chuy’s name in their trademark “Chuy’s Children Giving To Children Parade.” The approximate dollar value of this agreement was not determinable.

Leases
We lease our corporate office space as well as our North Lamar, River Oaks, Highway 183, Round Rock, Shenandoah and Arbor Trails properties from subsidiaries of Young/Zapp. In 2015, we paid Young/Zapp $155,756, $283,341, $442,854, $545,440, $536,646, $302,001, and $382,011, which includes rent and a percentage of gross sales in excess of our base rent, with respect to our headquarters, North Lamar, River Oaks, Hwy 183, Round Rock, Shenandoah and Arbor Trails locations, respectively.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Related Party Transactions Policy
Our audit committee reviews certain financial transactions, arrangements and relationships between us and any of the following related parties to determine whether any such transaction, arrangement or relationship is a related party transaction:

•	any of our directors, director nominees or executive officers;

•	any beneficial owner of more than 5% of our outstanding stock; and

•	any immediate family member of any of the foregoing.
Our audit committee reviews any financial transaction, arrangement or relationship that:

•	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $120,000;

•	would cast doubt on the independence of a director;

•	would present the appearance of a conflict of interest between us and the related party; or

•	is otherwise prohibited by law, rule or regulation.
The audit committee reviews each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the audit committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, cancelling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the audit committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the audit committee member will provide all material information concerning the transaction to the audit committee. The audit committee will report its action with respect to any related party transaction to the board of directors.

Equity Compensation Plan Information
The following table sets forth, in tabular format, as of December 27, 2015 a summary of certain information related to our equity incentive plans under which our equity securities are authorized for issuance:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)(b)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
Equity compensation plans approved by security holders
2012 Omnibus Equity Incentive Plan	326,625	(1)	$27.72	(2)	902,096
2006 Stock Option Plan	472,898		$6.51		—
Total	799,523		$11.91		902,096

1.	Includes 165,111 shares underlying time-based restricted stock units.

2.	Weighted average exercise price of outstanding options excludes restricted stock units.

Security Ownership of Management and Certain Beneficial Holders
The tables below set forth the beneficial ownership information of our common stock as of May 31, 2016 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person known to us to be the beneficial owner of more than 5% of our shares of common stock.
Unless otherwise noted below, the address of the persons and entities listed on the table is c/o Chuy’s Holdings, Inc., 1623 Toomey Rd., Austin, Texas 78704. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws.
Beneficial ownership and percentage of beneficial ownership is based on 16,584,546 of our common stock outstanding at May 31, 2016. Shares of common stock subject to options currently exercisable or exercisable within 60 days of May 31, 2016 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.
Directors and Executive Officers

NAME(1)	BENEFICIALLY OWNED	PERCENT OF CLASS
Steve Hislop	240,905	1.4%
John Zapp	182,313	1.1%
Michael Young (2)	160,812	1.0%
Jon Howie	44,766	*
Sharon Russell	17,139	*
Starlette Johnson	5,212	*
Saed Mohseni	5,212	*
Douglas Schmick	5,212	*
Ira Zecher	4,997	*
All Directors and Executive Officers as a group (9 persons)	666,568	4.0%

*	Indicates ownership of less than 1%.

1.
Based on shares of common stock outstanding as of May 31, 2016, including 289,963 shares subject to options to purchase our common stock exercisable within the 60 days of April 8, 2016. Steve Hislop, Jon Howie, Sharon Russell, Starlette Johnson, Saed Mohseni, Douglas Schmick and Ira Zecher held options to purchase 227,413, 39,150, 6,000, 4,350, 4,350, 4,350 and 4,350 shares of common stock, respectively, which are exercisable within the 60 days of April 8, 2016.

2.	Shares held by trusts for which Mike Young is the trustee.

Five Percent Holders
The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities who are known by the Company to beneficially own five percent or more of the Company’s outstanding common stock. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on a report filed with the SEC by such entity, except that the percentages are based upon the Company’s calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and the number of shares of common stock outstanding on May 31, 2016.

NAME	NUMBER OF SHARES	PERCENTAGE OF OUTSTANDING SHARES
FMR LLC (1)	2,196,949	13.2%
Eagle Asset Management, Inc. (2)	1,279,513	7.7%
BlackRock, Inc. (3)	921,117	5.6%
Stephens Investment Management Group, LLC (4)	826,351	5.0%

1.
According to Amendment No. 4 to Schedule 13G (the “Amendment”) filed on February 12, 2016 by FMR LLC (“FMR”), Fidelity Growth Company Fund and Abigail P. Johnson, FMR beneficially owns and has sole dispositive power with respect to 2,196,949 shares of our common stock and has sole voting power with respect to 448,607 shares of our common stock. The Amendment also reported that Fidelity Growth Company Fund beneficially owns and has sole voting power with respect to 1,352,132 shares of our common stock and Abigail P. Johnson beneficially own and have sole dispositive power with respect to 2,196,949 shares of our common stock. The address for these reporting persons is 245 Summer Street, Boston, Massachusetts 02210.

2.
According to Amendment No. 2 to Schedule 13G filed on January 25, 2016 by Eagle Asset Management, Inc., Eagle Asset Management, Inc. has sole voting and dispositive power with respect to 1,279,513 shares of common stock. The address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716.

3.
According to Schedule 13G filed on January 28, 2016 by BlackRock, Inc., BlackRock Inc. has sole dispositive power with respect to 921,117 shares of our common stock and has sole voting power with respect to 889,813 shares of our common stock. The address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

4.
According to Amendment No. 2 to Schedule 13G filed on February 12, 2016 by Stephens Investment Management Group, LLC, Stephens Investments Holdings LLC, Stephens Inc. and Warren A. Stephens, Stephens Investment Management Group and Stephens Investment Holdings beneficially own and have sole dispositive power with respect to 757,710 shares of our common stock and shared voting power with respect to 465,282 shares of our common stock, Stephens Inc. beneficially own and have sole dispositive power with respect to 68,641 shares of our common stock and shared voting power with respect to 67,641 shares of our common stock and Warren A. Stephens beneficially owns and has sole dispositive power with respect to 826,351 shares of common stock and shared voting power with respect to 532,923 shares of our common stock. The address of these reporting persons is 111 Center Street, Little Rock, Arkansas 72201.

Audit Committee Report
The audit committee reviewed and discussed with both management and the Company’s independent registered public accounting firm, RSM US LLP, the audited financial statements of the Company for the year ended December 27, 2015 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed by Auditing Standards No. 16 as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and by SEC Regulation S-X Rule 2-07, Communications with Audit Committees, as currently in effect. The audit committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from RSM US LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence.
Taking all of these reviews and discussions into account, all of the audit committee members, whose names are listed below, recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 27, 2015 for filing with the SEC.
Members of the Audit Committee

Ira Zecher (Chair)	Starlette Johnson	Saed Mohseni

Independent Public Accountants
Selection. RSM US LLP served as the Company’s independent registered public accounting firm for 2015 and has been selected by the audit committee to serve as the Company’s independent registered public accounting firm for 2016. Representatives of RSM will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.
Audit and Non-Audit Fees. The following table presents fees for audit services rendered by RSM for the audit of the Company’s annual financial statements for 2015 and 2014, and fees billed for other services rendered by RSM.

	YEARS ENDED
	DECEMBER 27, 2015	DECEMBER 28, 2014
Audit Fees (1)	$186,500	$207,175
Tax Fees (2)	200,455	86,070
Total	$386,955	$293,245

1.
Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.

2.	Tax fees for tax compliance services, tax advice and tax planning services.
Pursuant to the charter of the audit committee, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.
The audit committee has adopted a policy to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm. All audit and non-audit services for 2015 and 2014 were pre-approved by the audit committee.

Section 16(a) Beneficial Ownership Reporting Compliance
Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of its equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2015, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were in compliance with Section 16(a).
Shareholder Proposals for the 2017 Annual Meeting of Shareholders
In order to be included in the Company’s proxy materials for the 2017 Annual Meeting of stockholders, a stockholder proposal must be received in writing by the Company at 1623 Toomey Road Austin, TX, 78704 by February 8, 2017 and otherwise comply with all requirements of the SEC for stockholder proposals.
In addition, the Company’s Bylaws provide that any stockholder who desires to bring a proposal before an Annual Meeting must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s Annual Meeting. In the event the Annual Meeting is advanced or delayed by 30 calendar days of the date of the anniversary of the preceding year’s Annual Meeting, the notice must be received not later than the close of business on the later of the 90th calendar day prior to such Annual Meeting and the 10th calendar day following the day on which public announcement of the date of the Annual Meeting is first made. To be timely, a notice must be received no earlier than March 30, 2017 and no later than April 29, 2017. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s Bylaws. A copy of the Company’s Bylaws is available upon request from the Company’s Secretary.

Other Matters
The board of directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.
By Order of the Board of Directors,
Sharon Russell
Chief Administrative Officer
and Secretary
Austin, TX
June 8, 2016

Appendix A

Chuy’s Holdings, Inc. 2012 OMNIBUS EQUITY INCENTIVE PLAN

Section 1.	Purposes of Plan.
The name of the Plan is the Chuy’s Holdings, Inc. 2012 Omnibus Equity Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected management employees, directors, independent contractors, and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards, or any combination of the foregoing.

Section 2.	Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b)“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c)“Award” means any Option, Share Appreciation Right, Restricted Share, Deferred Share, Performance Share, or Other Share-Based Award granted under the Plan.

(d)“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(e)“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(f)“Board” means the Board of Directors of the Company.

(g)“Bylaws” mean the Bylaws of the Company, as may be amended and/or restated from time to time.

(h)“Cause” shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” Cause shall mean the Participant shall have committed prior to termination of employment or service any of the following acts:

(1)an act of fraud, embezzlement, theft, or any other material violation of law or commission of a crime involving moral turpitude in connection with the Participant’s duties or in the course of the Participant’s employment or service;

(2)intentional wrongful damage to material assets of the Company;

(3)wrongful disclosure of material confidential information of the Company;

(4)wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty; or

(5)gross negligence or willful misconduct resulting in a breach of any stated material employment policy of the Company.

(i)“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as may be amended and/or restated from time to time.

In the event that there is a dispute between the Participant and the Company as to whether “Cause” for termination exists: (1) such termination shall nonetheless be effective and (2) such dispute shall be subject to arbitration in Dallas, Texas, using the commercial rules of the American Arbitration Association.
(j)“Change in Capitalization” means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) dividend (whether in the form of cash, shares of Common Stock or other property), share split or reverse share split, (3) combination or exchange of shares, (4) other change in corporate structure or (5) declaration of a special dividend (including, without limitation, a cash dividend) or other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(k)“Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(1)any Person other than the Company, any Affiliate or Subsidiary thereof is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person, any securities acquired directly from the Company, or any Affiliate or Subsidiary thereof) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(2)the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)there is consummated a merger, amalgamation or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger, amalgamation or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity surviving such merger, amalgamation or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(4)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
For each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of shares of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(l)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(m)“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(n)“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

(o)“Company” means Chuy’s Holdings, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(p)“Deferred Shares” means the right granted pursuant to Section 9 hereof to receive Shares at the end of a specified deferral period or periods and/or upon attainment of specified performance objectives.

(q)“Disability” means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(r)“Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, director, independent contractor or consultant of the Company or any Subsidiary of the Company who has been selected as an eligible participant by the Administrator.

(s)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(t)“Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the per share price at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

(u)“Fair Market Value” as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided, however, that (i) if the shares of Common Stock are admitted to trading on a national securities exchange, the fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported, (ii) if the shares of Common Stock are admitted to quotation on the National Association of Securities Dealers Automated Quotation (“NASDAQ”) system or other comparable quotation system and have been designated as a National Market System (“NMS”) security, the fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the shares of Common Stock are admitted to quotation on NASDAQ but have not been designated as an NMS security, the fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date or, if both bid and ask prices were not reported on such date, on the last date preceding such date on which both bid and ask prices were reported.

(v)“Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

(w)“Other Share-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including, but not limited to, unrestricted Shares, restricted share units, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or service or other terms or conditions as permitted under the Plan.

(x)“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards or any combination of the foregoing, and, upon his or her disability or death, his or her successors, heirs, executors and administrators, as the case may be.

(y)“Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings, including, without limitation, one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per Share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) personal professional objectives, including, without limitation, any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xvii) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include, without limitation, a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles, as applicable, and shall be subject to certification by the Committee; provided, that the Committee shall have the authority to make equitable adjustments to the Performance Goals, to the extent permitted under Section 162(m) of the Code, if applicable, in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(z)“Performance Shares” means Shares that are subject to restrictions that lapse upon the attainment of specified performance objectives and that are granted pursuant to Section 9 below.

(aa) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (ii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(ab)“Restricted Shares” means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period or periods.

(ac) “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.

(ad)“Share Appreciation Right” means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(ae)“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

Section 3.Administration.

(a)The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”). The Plan is intended to comply, and shall be administered in a manner that is intended to comply, with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including any applicable regulations or guidance issued by the Secretary of the United States Treasury Department and the Internal Revenue Service with respect thereto.

(b)Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(1)to select those Eligible Recipients who shall be Participants;

(2)to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3)to determine the number of Shares to be covered by each Award granted hereunder;

(4)to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Deferred Shares and the conditions under which restrictions applicable to such Restricted Shares or Deferred Shares shall lapse, (ii) the performance goals and periods applicable to Performance Shares, (iii) the Exercise Price of each Award, (iv) the vesting schedule applicable to each Award, (v) the number of Shares subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards), and, if the Administrator in its discretion determines to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control;

(5)to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Share Appreciation Rights, Restricted Shares,

Deferred Shares, Performance Shares or Other Share-Based Awards or any combination of the foregoing granted hereunder;

(6)to determine the Fair Market Value;

(7)to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment or service for purposes of Awards granted under the Plan;

(8)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(9)to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c)All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including, but not limited to, the Company, its Subsidiaries and Affiliates, and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary or Affiliate thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary and Affiliate thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

(d)Unless otherwise provided by the Administrator, Awards made pursuant to Sections 7, 8, 9 or 10 of the Plan that vest solely upon the continued employment or service of the Participant may not become fully vested prior to the second anniversary of the date upon which such Award is granted.

Section 4.Shares Reserved for Issuance Under the Plan.

(a)Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan is 1,250,000 Shares. The maximum number of Shares that may be granted in the aggregate under the Plan pursuant to Awards (other than Options or Share Appreciation Rights) shall not exceed 500,000 (subject to adjustment as provided by Section 5). From and after such time as the Plan is subject to 162(m) of the Code, the aggregate Awards granted during any single fiscal year to any individual who is likely to be a “covered employee” shall not exceed 200,000 Shares.

(b)Shares issued under the Plan may, in whole or in part, be authorized but unissued shares of Common Stock or shares of Common Stock that shall have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award (including, without limitation, Shares otherwise underlying an Award of a stock-settled Share Appreciation Right that are retained by the Company to account for the grant price of such Share Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan, and notwithstanding that a Share Appreciation Right is settled by the delivery of a net number of shares of Common Stock, the full number of Shares underlying such Share Appreciation Right shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for Awards under the Plan. In addition, (i) to the extent an Award is paid or settled in cash, the number of Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

Section 5.Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares reserved for issuance under the Plan and the maximum number of shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price of shares subject to outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of shares subject to outstanding Restricted Shares, Deferred Shares, Performance Shares or Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price thereof, if any (including, but not limited to, canceling any Award with an Exercise Price that is greater than such Fair Market Value without payment to the person holding such Award). The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.	Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7.	Options.

(a)General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. Notwithstanding the foregoing, the prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. Each Option granted hereunder is intended to be a non-qualified Option and is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(b)Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant. Other than with respect to an adjustment described in Section 5 hereof, in no event shall the Exercise Price be reduced following the grant of an Option, nor shall an Option be cancelled in exchange for a replacement Option with a lower Exercise Price without stockholder approval.

(c)Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d)Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including, without limitation, the attainment of preestablished corporate performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a Share.

(e)Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including, but not limited to, the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f)Rights as Stockholder. A Participant shall have no rights to dividends or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof and has paid in full for such Shares.

(g)Termination of Employment or Service.
(1)Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Disability or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is thirty (30) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The thirty (30) day period described in this Section 7(g)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such thirty (30) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2)Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3)In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(h)Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, demotion, partial disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator.

Section 8.Share Appreciation Rights.

(a)General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Share Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of shares of Common Stock on the date of grant. Other than with respect to an adjustment described in Section 5, in no event shall the Exercise Price with respect to a Share Appreciation Right be reduced following the grant of a Share Appreciation Right, nor shall a Share Appreciation Right be cancelled in exchange for a replacement Share Appreciation Right with a lower Exercise Price without stockholder approval. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)Awards; Rights as Stockholder. The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Share Appreciation Rights shall have no rights as stockholders of the Company with respect to the Shares subject to the Share Appreciation Rights until the Participant has given written notice of the exercise thereof and paid in full for such Shares (if consideration is due).

(c)Exercisability.

(1)Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2)Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8.

(d)Payment Upon Exercise.

(1)Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised, with the Administrator having the right to determine the form of payment.

(2)A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3)Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(e)Termination of Employment or Service.

(1)In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2)In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(f)Term.

(1)The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2)The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9.Restricted Shares, Deferred Shares and Performance Shares.

(a)General. Restricted Shares, Deferred Shares or Performance Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares, Deferred Shares or Performance Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares, Deferred Shares or Performance Shares; the period of time prior to which such shares become vested and free of restrictions on Transfer (the “Restricted Period”), if any, applicable to Restricted Shares, Deferred Shares or Performance Shares; the performance objectives (if any) applicable to Deferred Shares or Performance Shares; and all other conditions of the Restricted Shares, Deferred Shares and Performance Shares. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares, Deferred Shares or Performance Shares, in accordance with the terms of the Plan and the applicable Award Agreement. The provisions of the Restricted Shares, Deferred Shares or Performance Shares need not be the same with respect to each Participant. All grants of Restricted Shares, Deferred Shares or Performance Shares shall vest subject to any additional terms or performance requirements as permitted and determined under the Plan.

(b)Awards and Certificates. The prospective recipient of Restricted Shares, Deferred Shares or Performance Shares shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an award of Restricted Shares or Performance Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares or Performance Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that the share certificates, if any, evidencing Restricted Shares or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares or Performance Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.
With respect to Deferred Shares, at the expiration of the Restricted Period, share certificates in respect of such Deferred Shares may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Shares covered by the Award of Deferred Shares.
Notwithstanding anything in the Plan to the contrary, any Restricted Shares, Deferred Shares (at the expiration of the Restricted Period) or Performance Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
Further, notwithstanding anything in the Plan to the contrary, with respect to Deferred Shares, at the expiration of the Restricted Period, Shares shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.
(c)Restrictions and Conditions. The Restricted Shares, Deferred Shares and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code, thereafter:

(1)The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant’s death or

Disability; provided, however, that this sentence shall not apply to any Award which is intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 12 hereof.

(2)Except as provided in Section 16 hereof or in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares or Performance Shares during the Restricted Period. Except as provided in Section 16 hereof or in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to an Award of Deferred Shares during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by an Award of Deferred Shares shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the same time as dividends are paid to the Company’s stockholders generally, provided that the Participant is then providing services to the Company. Certificates for Shares of unrestricted shares of Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, Deferred Shares or Performance Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

(3)The rights of Participants granted Restricted Shares, Deferred Shares or Performance Shares upon termination of employment or service as a director, independent contractor, or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

Section 10.Other Share-Based Awards.

The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including, without limitation, any Performance Goals and performance periods. Shares of Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

Section 11.	Performance-Based Awards.

To the extent that the Plan is subject to Section 162(m) of the Code, no payment with respect to an Award made under Section 9 or 10 hereof which is intended to qualify as “performance-based compensation” (within the meaning of Section 162(m) of the Code) shall be made to a Participant that is likely to be a “covered employee” (within the meaning of Section 162(m) of the Code) prior to the certification by the Committee that the applicable Performance Goals have been attained.

Section 12.	Accelerated Vesting In Connection With a Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) the Participant’s employment or service is terminated by the Company, its successor or Affiliate thereof without Cause on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then:

(1)any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(2)the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at the target level.

Section 13.Amendment and Termination.

The Board may, at any time, suspend or terminate the Plan or any Award or revise or amend the Plan or any Award in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement. Nothing herein shall restrict the Administrator’s ability to exercise its discretionary authority pursuant to Sections 3 and/or 5 hereof, which discretion may be exercised without amendment of the Plan. No action hereunder may, without the consent of a Participant, impair the Participant's rights under any outstanding Award.

Section 14.	Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15.	Withholding Taxes.

To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

Section 16.	Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 17.	Continued Employment.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 18.	Effective Date.

The Plan was adopted by the Board on July 9, 2012 and approved by the stockholders of the Company on July 9, 2012. The Plan shall become effective without further action as of the later of (a) the effectiveness of the Company’s registration statement on Form S‑1 filed with the U.S. Securities and Exchange Commission on , 2012, as amended, and (b) the shares of Common Stock being listed or approved for listing upon notice of issuance on the NASDAQ (the date of such effectiveness, the “Effective Date”).

Section 19.	Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 20.	Section 409A of the Code.

Payments and benefits under the Plan are intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following a Participant’s termination of employment or service shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to a Participant pursuant to the Plan, which constitutes deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code and not one of a series of payments.

Section 21.	Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Appendix B

Chuy’s Holdings, Inc.
Senior Management Incentive Plan

1.
Purpose. The purpose of the Chuy’s Holdings, Inc. Senior Management Incentive Plan is to (a) promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate and retain key employees upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend and (b) provide an additional incentive for key employees through cash incentive payments that promote and recognize the financial success and growth of the Company.

2.	Definitions. The following terms, as used herein, shall have the following meanings:

(a)
“Affiliate” shall mean any of the Company’s subsidiaries or any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of its subsidiaries.

(b)	“Award” shall mean an incentive compensation award, granted pursuant to the Plan, which shall be designated as either an “Annual Award” or a “Long-Term Award.”

(c)	“Board” shall mean the Board of Directors of the Company.

(d)	“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

(e)
“Committee” shall mean any committee or subcommittee the Board may appoint to administer the Plan which, unless otherwise determined by the Board, shall be composed of not less than two directors, each of whom is required to be an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Section 162(m) of the Code is applicable to the Company and the Plan. If at any time such a committee has not been so designated, the Board shall constitute the Committee.

(f)	“Company” shall mean Chuy’s Holdings, Inc. and its successors.

(g)
“Covered Employee” shall mean a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(h)
“Disability” shall mean that, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, the Participant is unable to engage in any substantial gainful activity or is receiving income replacement benefits under an accident and health benefit plan covering employees of the Company or any of its Affiliates for a period of not less than three months.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j)	“Negative Discretion” shall mean discretion exercised by the Committee to cancel or reduce the amount of payment under an Award; provided that the exercise of such discretion shall not cause the affected Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(k)	“Participant” shall mean any employee of the Company or an Affiliate who is, pursuant to Section 4 of the Plan, selected to participate in the Plan.

(l)
“Performance Goals” shall mean performance goals based on one or more of the following criteria, where applicable: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xvii) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to the Company, one or more of the Company’s subsidiaries, divisions or strategic business units of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(m)
“Performance Period” shall mean, unless the Committee determines otherwise, a period of no longer than (i) 12 months with respect to an Annual Award and (ii) 48 months with respect to a Long-Term Award.

(n)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(o)	“Plan” shall mean Chuy’s Holdings, Inc. Senior Management Incentive Plan, as amended from time to time.

(p)
“Qualified Performance-Based Award” means any Award, or portion of such Award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

3.
Administration. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any parent or subsidiary of the Company or the financial statements of the Company or any parent or subsidiary of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; provided that, with respect to any Qualified Performance-Based Awards, such adjustment shall be only to the extent it does not result in the loss of the otherwise available exemption of such award under Section 162(m) of the Code.

All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).
Subject to Section 162(m) of the Code or as otherwise required for compliance with other applicable law, the Committee may delegate all or any part of its authority under the Plan to any officer or officers of the Company or any of its subsidiaries.

4.
Eligibility. Awards may be granted to Participants in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.
Terms of Awards. Awards granted pursuant to the Plan shall be communicated to Participants in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

(a)
General. On or prior to the earlier of the 90th day after the commencement of a Performance Period or the date on which 25% of a Performance Period has elapsed, the Committee shall specify in writing, by resolution of the Committee or other appropriate action, the Participants for such Performance Period and the Performance Goals applicable to each Award for each Participant with respect to such Performance Period. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of Awards shall be made only if and to the extent the Performance Goals with respect to such Performance Period are attained.

(b)
Performance Goals. The Committee may grant Awards subject to Performance Goals that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the related level or levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Performance Goals or the level or levels of achievement with respect to such Covered Employee.

(c)
Certification. As soon as practicable after the end of each Performance Period (or such sooner time as the Performance Goals have been met), and before any Awards for a particular Performance Period can be paid, the Compensation Committee shall certify in writing to what extent the Company and the Participants have achieved the Performance Goals for the Performance Period, including the specific target objectives and the satisfaction of any other material terms of the Award, and the Compensation Committee shall calculate the amount of each Participant’s Award for the Performance Period based upon the Performance Goals and computation formulae for the Performance Period.

(d)
Special Provisions Regarding Qualified Performance-Based Awards. Notwithstanding anything to the contrary contained in this Section 5, the maximum amount that may be paid to a Covered Employee under the Plan with respect to Qualified Performance-Based Awards in a single calendar year is $2,000,000. Notwithstanding anything to the contrary herein, in determining the amount of payment under a Qualified Performance-Based Award in respect of a Performance Period, the Committee may cancel a Qualified Performance-Based Award or reduce the amount payable under a Qualified Performance-Based Award that was otherwise earned during a Performance Period through the use of Negative Discretion if, in the Committee’s sole discretion, such cancellation or reduction is appropriate. In no event shall any discretionary authority granted to the Committee by the Plan (including, but not limited to, Negative Discretion) be used to (i) grant or provide payment in respect of Qualified Performance-Based Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (ii) increase a Qualified Performance-Based Award above the maximum amount payable under this Section 5(c).

(e)
Time and Form of Payment. All payments in respect of Awards granted under this Plan shall be made in cash in the year following the year in which the Performance Period ends, but in no event later than April 15 of such year.

6.
Section 409A of the Code. Awards under the Plan are intended to comply with Section 409A of the Code, and all Awards shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Award to the contrary, in the event that the Committee determines that any Award may or does not comply with Section 409A of the Code, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any Award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to Award, or (ii) comply with the requirements of Section 409A of the Code.

Notwithstanding any provisions of this Plan to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A of the Code and determined pursuant to policies adopted by the Company) on his date of separation from service and if any portion of an Award to be received by the Participant upon his or her separation from service would be considered deferred compensation under Section 409A of the Code, amounts of deferred compensation that would otherwise be payable pursuant to the Plan during the six-month period immediately following the Participant’s separation from service will instead be paid or made available on the earlier of (i) the first day of the seventh month following the date of the Participant’s separation from service and (ii) the Participant’s death.

7.	General Provisions.

(a)
Compliance with Legal Requirements. The Plan and the granting and payment of Awards and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b)
Nontransferability. Awards shall not be transferable by a Participant except upon the Participant’s death following the end of the Performance Period but prior to the date payment is made, in which case the Award shall be transferable in accordance with any beneficiary designation made by the Participant in accordance with Section 7(k) below or, in the absence thereof, by will or the laws of descent and distribution.

(c)
No Right To Continued Employment. Nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way whatever rights otherwise exist of the Company or any Affiliate to terminate such Participant’s employment or change such Participant’s remuneration.

(d)
Withholding Taxes. Where a Participant or other person is entitled to receive a payment pursuant to an Award hereunder, the Company and its Affiliates shall have the right either to deduct from the payment, or to require the Participant or such other person to pay to the Company or its Affiliates prior to delivery of such payment, an amount sufficient to satisfy any federal, state, local or other withholding tax requirements related thereto.

(e)
Amendment, Termination and Duration of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. The Board or the Committee may amend the terms of any Award theretofore granted under the Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or Disability) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Performance Goals or the level or levels of achievement with respect to such Qualified Performance-Based Award. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant under any Award following the end of the Performance Period to which such Award relates.

(f)	Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

(g)	Termination of Employment. Unless otherwise provided by the Committee, a Participant must be actively employed by the Company or one of its Affiliates through the date that payment in respect of an Award granted under this Plan is actually made in order to be eligible to receive payment in respect of such Award.

(h)
Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

(i)
Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(j)
Effective Date. The Plan shall take effect upon its adoption by the Board; provided, however, that the Plan shall be subject to the requisite approval of the stockholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, any Qualified Performance-Based Awards made pursuant to the Plan shall be null and void.

(k)
Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation; provided, that, in the event the Participant does not designate a beneficiary with respect to a particular Award, the Participant’s most recent beneficiary designation form on file with the Company shall control. If no designated beneficiary survives the Participant and an Award is payable to the Participant’s beneficiary pursuant to Section 7(b), the Participant’s estate shall be deemed to be the grantee’s beneficiary.

(l)	Interpretation. The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

VOTE BY INTERNET - www.proxyvote.com
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Saed Mohseni 02 Ira Zecher

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000294696_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com

CHUY'S HOLDINGS, INC.
Annual Meeting of Stockholders
July 28, 2016 9:00 AM
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Steve Hislop, Jon Howie and Sharon Russell, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CHUY'S HOLDINGS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Central Time on July 28, 2016, at the Courtyard Marriott Austin Downtown/Convention Center, located at 300 East 4th Street, Austin, Texas 78701, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000294695_2 R1.0.1.25

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on July 28, 2016

CHUY'S HOLDINGS, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: May 31, 2016
Date: July 28, 2016 **Time:** 9:00 AM CDT
Location: Courtyard Marriott
Austin Downtown/Convention Center
300 East 4th Street
Austin, Texas 78701

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000294695_1 R1.0.1.25

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000294695_2 R1.0.1.25

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Saed Mohseni 02 Ira Zecher

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000294695_3 R1.0.1.25